UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 28, 2012

CLEAR SYSTEM RECYCLING, INC.
(Exact name of registrant as specified in charter)

            Nevada                                            333-174155                          27-4673791

(State or other jurisdiction                 (Commission                                (IRS Employer

    of incorporation)                               File Number)                         Identification No.)

73 Raymar Place, Oakville Ontario L6J 6MI
(Address of principal executive offices)

416-800-6679
(Registrant's telephone number, including area code)

___________________________________
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On August 23, 2012, Clear Systems Recycling, Inc. (“CSR”) the Company entered into an Agreement and Plan of Merger and Reorganization (the “Agreement”) with Masterpiece Investment Corp. (“MIC”). See Item 1.01 of Form 8-K “Entry into a Material Definitive Agreement” filed with the Securities and Exchange Commission on August 30, 2012. On September 28, 2012, CSR and MIC agreed to terminate the Agreement with each party bearing their own cost and expenses and without any penalties. There were no material relationships between CSR or its affiliates and MIC other than in respect of the Agreement. The parties mutually agreed that the termination was in each company’s best interest.

Item 7.01     Regulation FD Disclosure

Clear System Recycling and Masterpiece Investments Corp. agree to terminate Merger and Reorganization Agreement.  On October 2, 2012, the Registrant released the press release filed herewith as Exhibit 10.1

Item 9.01.   Financial Statements and Exhibits

(c)                    Exhibits.

Exhibit No.                 Description

    10.1                         Press Release dated October 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SYSTEM RECYCLING, INC.

October 3, 2012                                                          By: /s/John Carter

                                                                                    Name: John Carter

Title: President